UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

VISUALANT, INC.
(Name of Registrant as Specified in Its Charter)

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☒	No fee required
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(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________

	(4)	Proposed maximum aggregate value of transaction: ___________________________
	(5)	Total fee paid: _________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: ________________________________________________
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	(4)	Date Filed: ____________________________________________________________

Copies of all communications to:

James F. Biagi, Jr.
Fifth Avenue Law Group, PLLC
701 5th Avenue, Suite 2800
Seattle, WA  98104-7023
(206) 587-5700, (206) 587-5710 (fax)

VISUALANT, INC.
500 Union Street, Suite 420
Seattle, Washington 98101
(206) 903-1351

Notice of the August 9, 2013 Special Meeting of Stockholders

Date:	August 9, 2013

Time:	12:00 P.M.

Location:	Offices of Visualant, Inc. 500 Union Street, Suite 420 Seattle, WA 98101

Proposal:	1.	To amend the Articles of Incorporation to increase the number of authorized shares of Common Stock.

Who Can Vote:	Stockholders of record at the close of business on July 9, 2013.

How You Can Vote:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope.

Who May Attend:	Only persons with evidence of stock ownership or who are guests of the Company may attend the Special Meeting. Photo identification is required (a valid driver’s license or passport is preferred).

	●	If your shares are registered in your name, you must bring the proxy card.

●
If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of such shares.

By authorization of the Board of Directors,

Mark Scott
Secretary
Seattle, WA
July 16, 2013

Your Vote Is Important. Whether You Own One Share or Many, Your Prompt Cooperation in Voting Your Proxy is Greatly Appreciated.

PROXY STATEMENT
FOR THE
SPECIAL MEETING OF STOCKHOLDERS
OF
VISUALANT, INC.

TO BE HELD ON AUGUST 9, 2013

Solicitation

This Proxy Statement and the accompanying proxy card of Visualant, Inc. (the “Company”) are being mailed on or about July 16, 2013. The Board of Directors (the “Board”) of the Company is soliciting your proxy to vote your shares at the August 9, 2013 Special Meeting of Stockholders (the “Special Meeting”) on all matters that will be presented at the Special Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Stockholders to be Held August 9, 2013

This Proxy Statement and Visualant, Inc.’s Annual Report on Form 10-K for the fiscal year ended
September 30, 2012 are both available at www.visualant.net.

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the Company the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, and custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

Voting Information

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Special Meeting if you own shares of common stock of the Company at the close of business on our record date of July 9, 2013.

How many shares of Common Stock may vote at the Meeting?

As of July 9, 2013, there were 166,677,149 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer and Trust Company, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

If you are a “stockholder of record,” you can vote your proxy by mailing in the enclosed proxy card. Please refer to the specific instructions set forth in the enclosed proxy card.

If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Special Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Special Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Special Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 500,000,000.

What are my choices when voting?

Proposal 1 —	You may cast your vote in favor of or against Proposal 1, or you may abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the named proxies will vote your shares as follows, in accordance with the recommendations of the Board:

Proposal 1 —	FOR amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 500,000,000.

How are votes withheld, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the Special Meeting, are counted for quorum purposes and will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	By sending a written notice of revocation to the Secretary of the Company that is received prior to the Special Meeting, stating that you revoke your proxy;

•	By signing a later-dated proxy card and submitting it so that it is received prior to the Special Meeting in accordance with the instructions included in the proxy card(s); or

•	By attending the Special Meeting and voting your shares in person.

What vote is required to approve or ratify Proposal 1?

Proposal 1 requires the affirmative vote of a majority of those shares entitled to vote thereon at the Special Meeting.

Who will count the votes?

Representatives from the Company will count the votes and serve as our Inspector of Election. The Inspector of Election will be present at the Special Meeting.

Who pays the cost of this proxy solicitation?

Proxies will be solicited by mail, and we will pay all expenses of preparing and soliciting such proxies. We have also arranged for reimbursement, at the rates suggested by brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Is this Proxy Statement the only way that proxies are being solicited?

No. We have also arranged for brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record. Our directors, officers and employees may also solicit proxies but such persons will not be specifically compensated for such services.

If you have any further questions about voting your shares or attending the Special Meeting, please call the Company’s Investor Relations department at (206) 903-1351.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of these reports must also be furnished to us.

Based solely on a review of copies of reports furnished to us, or written representations that no reports were required, we believe that during the fiscal year ended September 30, 2012 the Company’s executive officers, directors and 10% holders complied with all filing requirements, with the following possible exceptions:

1.	A Form 4/A for Yoshitami Arai dated February 27, 2012 and required to be filed on February 29, 2012 was filed on March 5, 2012.

2.	A Schedule 13D for Bradley E. Sparks dated September 6, 2012 and required to be filed on September 12, 2012 has not been filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of July 9, 2013 by:

•	each director and nominee for director;

•	each person known by us to own beneficially 5% or more of our common stock;

•	each officer named in the summary compensation table elsewhere in this report; and

•	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner of more than 5% of common stock is Visualant, Inc., 500 Union Street, Suite 420, Seattle, Washington 98101.

			Shares Outstanding with
	Shares Beneficially Owned		Stock options and Warrants
	Amount	Percentage	Amount	Percentage
Directors and Officers-
Ronald P. Erickson	13,328,373	8.0%	27,328,373	9.6%
Mark Scott	1,368,500	0.8%	2,568,500	0.9%
Marco Hegyi	775,000	*	2,525,000	0.9%
Jon Pepper	1,650,000	1.0%	1,650,000	*
James Gingo	3,100,000	1.9%	3,100,000	1.1%
Richard Mander	-	*	250,000	*
Todd Sames	100,000	*	350,000	*
Total Directors and Officers (7 in total)	20,321,873	12.2%	37,771,873	13.3%

			Shares Outstanding with
	Shares Beneficially Owned		Stock options and Warrants
	Number	Percentage	Number	Percentage
Greater Than 5% Ownership

Sumitomo Precision Products Co., Ltd. (2)	17,307,693	10.4%	17,307,693	6.1%
1-10 Fuso-cho
Amagasaki
Hyogo 660-0891 Japan

Special Situations Technology Funds, L.P (3)	15,800,000	9.5%	47,400,000	16.6%
527 Madison Avenue
Suite 2600
New York, NY 10022

Ronald P. Erickson (1)	13,328,373	8.0%	27,328,373	9.6%
500 Union Street , Suite 420
Seattle, WA 98101

(1)	Reflects the shares beneficially owned by Ronald Erickson as stated in a Schedule 13D filed with the SEC on June 14, 2013, and which has subsequently confirmed the ownership.

(2)	Reflects the shares beneficially owned by Sumitomo Precision Products Co., Ltd as stated in a Schedule 13D filed with the SEC on June 23, 2012, and which has subsequently confirmed the ownership.

(3)
Reflects the shares beneficially owned by Special Situations Technology Funds, L.P.  which has confirmed the ownership as a result of the Private Placement which closed June 14, 2013. Special Situations Technology Funds, L.P. is limited to 9.9% ownership.

PROPOSAL 1

To Approve an Amendment to the Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 200,000,000 to 500,000,000 Shares

General Information

Currently, our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock. On ________, 2013, our Board unanimously adopted a proposal to amend Article FOURTH of our Amended and Restated Articles of Incorporation to increase the number of shares of common stock which we shall be authorized to issue from 200,000,000 to 500,000,000, subject to stockholder approval.

Our Board has declared the proposed amendment to be advisable and in the best interest of the Company and its stockholders, and has submitted the proposed amendment to be voted on by the stockholders at the Special Meeting. As of July 16, 2013, of the 200,000,000 authorized shares of common stock, there were 166,677,149 shares of common stock outstanding. Additionally, 11,005,000 shares of common stock were reserved for issuance upon the exercise of stock options and 107,127,051 shares of common stock were reserved for common stock issuable for the exercise of common stock warrants, subject to the approval of the increase in authorized shares of common stock. Based upon these issued and reserved shares of common stock, we currently have approximately no shares of common stock remaining available for other purposes.

Form of Amendment

We propose to amend Article IV, Section 4.1 of our Amended and Restated Articles of Incorporation to state the following:

Authorized Shares.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of capital stock that the Corporation is authorized to issue is Five Hundred Million (500,000,000) shares of Common Stock, par value $0.001 per share, and Fifty Million (50,000,000) shares of Preferred Stock, par value $0.001 per share.  The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

Purpose of Amendment

The purpose of increasing the number of authorized shares of Common Stock is for the issuance of shares in conjunction with certain transactions detailed on the Company’s Form 8-K dated June 14, 2013 and filed with the SEC on June 18, 2013 and amended on June 19, 2013. Our Board is also recommending this increase in authorized shares of common stock primarily to give the Company appropriate flexibility to issue shares for future corporate needs, such as possible acquisitions and future financings. Our Board believes that these additional shares will provide us with the needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities, without the potential expense or delay incident to obtain stockholder approval for a particular issuance. Other than the issuance set forth in certain transactions detailed on the Company’s Form 8-K dated June 14, 2013 and filed with the SEC on June 18, 2013 and amended on June 19, 2013, the Company does not have any other plan, commitment, arrangement, understanding or agreement, either oral or written, to issue any shares of the proposed additional common stock.

As a condition to the transactions described in the preceding paragraph, the Company was required to obtain signed voting agreements from the holders of a majority of the issued and outstanding common stock, agreeing to vote in favor of this proposed amendment. The Company obtained signed voting agreements from the holders of 54% of its issued and outstanding shares of common stock.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding. In addition, our stockholders do not have preemptive rights with respect to our stock. Accordingly, should the Board elect to issue additional shares of our common stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of Amendments

The issuance of the additional shares of common stock contemplated by this proposal could have the effect in certain circumstances of, among other things, diluting earnings per share, book value per share or voting power of the currently outstanding shares of common stock.

Vote Required

The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for approval of this proposal. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against the proposed amendment to the Company’s Articles of Incorporation.

Effectiveness of Amendment

If the proposed amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to our Amended and Restated Articles of Incorporation with the Secretary of the State of Nevada.

If this proposal is approved by our stockholders, our authorized share capital will increase with the issuance of shares in conjunction with certain transactions detailed on the Company’s Form 8-K June 14, 2013 and filed with the SEC on June 18, 2013 and amended on June 19, 2013.

Your Board Recommends That Stockholders Vote FOR The Amendment to the Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 200,000,000 to 500,000,000 Shares

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to submit a proposal to be considered for inclusion in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders, the proposal must be submitted to the Secretary of the Company (addressed to Visualant, Inc., Attn: Corporate Secretary, 500 Union Street, Suite 420, Seattle, Washington 98101 in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary on or before November 1, 2013. If, however, the date of the 2014 Annual Meeting of Stockholders is not within 30 days before or after March 1, 2014, any stockholder proposal must be received by the Secretary of the Company a reasonable time before we begin to print and send our proxy materials.

In accordance with the provisions of the Company’s Amended and Restated Bylaws, any stockholder proposals for the 2014 Annual Meeting of Stockholders that are submitted outside the processes of Rule 14a-8 (i.e., proposals that are not submitted for inclusion in the Company’s proxy statement) will be considered untimely if they are received by the Secretary of the Company after November 1, 2013. If, however, the date of the 2014 Annual Meeting of Stockholders is not within 30 days before or after March 1, 2014, any such proposal will be considered untimely if it is received (i) after the date that is 45 days prior to the date of the 2014 Annual Meeting of Stockholders (if at least 60 days’ advance notice of the meeting is given to stockholders), or, if less than 60 days’ advance notice is given to stockholders, (ii) after the date that is 15 days after the date on which notice of the 2014 Annual Meeting of Stockholders is given to stockholders.

INCORPORATION BY REFERENCE OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as filed with the SEC, accompanies this Proxy Statement. Any exhibit to the Form 10-K will be made available, free of charge, upon written request. Written requests should be addressed to Visualant, Inc., Attn: Investor Relations, 500 Union Street, Suite 420, Seattle, Washington 98101. Copies of these documents may also be accessed electronically via the SEC’s website at http://www.sec.gov. The Company’s Form 10-K is not part of these proxy solicitation materials.

Mark Scott
Secretary
Seattle, WA
July 16, 2013